Exhibit 99.1

Hycroft Announces Second Quarter 2024 Results

WINNEMUCCA, NV, August 6, 2024 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) announces quarterly results for the three months ended June 30, 2024.

Diane R. Garrett, Hycroft’s President & CEO, commented: “We continued our safety and operational excellence focus in the quarter ended June 30, 2024, as we operated without a lost time accident and achieved a zero total recordable injury frequency rate for the 8th consecutive quarter. The metallurgical test and design work for a sulfide milling operation is advancing, and the exploration team continued to expand its understanding of the new high-grade silver system. Through the meticulous ground based technical work, the team has identified additional opportunities for high-grade silver and gold adjacent to the known resource. Geophysics and structural interpretations have increased our understanding of the high-grade mineralization controls are guiding the expansion of the two trends along strike and at depth in addition to identifying new areas to explore. Our metallurgical, engineering, and exploration work and ongoing safety and operational excellence focus continue to move Hycroft up the value chain.”

2024 SECOND QUARTER HIGHLIGHTS

Corporate Highlights

●	Safety: During the second quarter of 2024, Hycroft reported no lost time incidents (“LTI”) and the total recordable injury frequency rate (“TRIFR”) for the trailing 12 months was 0.00. Hycroft continues to operate above one million work hours without a LTI and a TRIFR of zero.

●	Balance Sheet: The Company ended the quarter with $58.5 million of unrestricted cash and total debt was $119.3 million, net of unamortized discount and issuance costs.

●	Equity Activities: The Company continued to access its at-the-market offering program and sold an additional 2.5 million shares of common stock for aggregate gross proceeds, before commissions and offering expenses, of $9.2 million.

●	ESG Report: The current ESG report can be found on our website at https://hycroftmining.com. Our ESG report demonstrates how we integrate our business goals and objectives with the interests and values of everyone affected by our Company. Exceptional success continued during the quarter in environmental compliance, workforce health, water management, and community engagement. Upholding the highest standards of ethics and integrity in business remains at the forefront of our mission.

Operational Highlights

●	Exploration: During the second quarter of 2024, the Company expanded the 2024 Drill program to follow up on the high-grade underground silver discovery announced in November 2023. The program was expanded to approximately 6,200 meters of core drilling, of which approximately 4,000 meters of drilling have been completed through June 30, 2024. The current program is targeted to define the structural framework of the two new high-grade silver trends and target those areas that have not been drilled to establish continuity of the two high-grade silver trends. Additionally, the Company completed Induced Polarity (“IP”) geophysical surveys with results expected in the third quarter of 2024. The 2024 Drill Program and geophysical surveys will help with the Company’s understanding of the structural controls observed in the two high-grade silver trends and potentially expand the Hycroft mineralization to the east in a previously unexplored area mostly within the current plan of operation.

●	Technical Update: Hycroft continued test work and trade-off studies necessary for designing a sulfide milling operation, while it also continued work to evaluate the potential to generate meaningful by-product revenues through roasting along with potentially co-generating “green” electricity as part of the process. Process plant flowsheets, equipment selection, plant layout, tailing storage facility, and other designs continued to be developed.

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023, Hycroft announced the discovery of a new high-grade silver system within the known resource area and the delineation of two new high-grade silver trends. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2024.

For further information, please contact:

info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward- looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re- establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward- looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward- looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.